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EXHIBIT 99.2

                     TERMINATION AGREEMENT AND BILL OF SALE
                     --------------------------------------


         This Termination Agreement and Bill of Sale dated as of April 4, 2008 and is by and among D.A. Stuart Company, a Delaware corporation ("D.A. Stuart") Voyager Petroleum, Inc., a Nevada corporation ("Voyager") and Deacon Enterprises, Inc., a Michigan corporation ("Deacon").

RECITALS

1. Voyager has entered into a real estate purchase agreement with Deacon for the purchase of certain property located at 600 South Deacon Street, the City of Detroit, Wayne County Michigan ("Deacon Property").

2. D.A. Stuart is leasing the Deacon Property from Deacon pursuant to a lease with Deacon ("Master Lease").

3. Voyager is subleasing the Deacon Property from D.A. Stuart pursuant to a sublease with D.A. Stuart ("Sublease").

4. Voyager and Deacon anticipate that Voyager (through its affiliate 600 South Deacon LLC) will be closing on the purchase of the Deacon Property in the near future.

5. The purpose of this Agreement is to provide for the formal termination of the Subleas and to terminate the leasehold estate of D.A. Stuart in the Deacon Property, upon the date Voyager or its affiliate 600 South Deacon LLC closes upon the purchase of the Deacon Property.

NOW, THEREFORE, the parties agree as follows:

A. Upon the date Deacon conveys the Deacon Property to Voyager or Voyager's nominee the Sublease shall terminate.

B. Upon the date Deacon conveys the Deacon Property to Voyager or Voyager's nominee the leasehold estate of D.A. Stuart in the Deacon Property acquired pursuant to the Master Lease will terminate. Although the intent of the foregoing sentence is to terminate the leasehold estate of D.A. Stuart in the Deacon Property so that Voyager or Voyager's nominee may take the Deacon Property free and clear of any interest of Stuart in the Deacon Property, as between D.A. Stuart and Deacon, the effect of conveyance of the Deacon Property on the Master Lease shall be governed by separate agreement between D.A. Stuart and Deacon. This Termination Agreement shall not in and of itself affect the relationship of D.A. Stuart and Deacon relative to any other property demised by the Master Lease.


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C. For good and valuable consideration, effective as of the date Deacon conveys the Deacon Property to Voyager or Voyager's nominee, D.A. Stuart hereby sells, transfers, sets over and conveys to Voyager and Voyager hereby purchases and receives, all of D.A. Stuart's right, title and interest in and to all tangible personal property present on the Deacon Property in connection with the current occupancy, operation, ownership, maintenance, or management of the Deacon Property, including without limitation: equipment; tanks; containers; machinery; inventory; raw materials; work in progress; furniture; art work; furnishings; office equipment and supplies; all tools, supplies, and construction and finish materials not incorporated in the improvements and held for repairs and replacements. The sale and transfer of the tangible personal property is made without any representation or warranty, express or implied by law, by D.A. Stuart, including any representation or warranty as to its condition, merchantability or fitness for a particular purpose, and Voyager acknowledges that it is relying soley on its independent investigation of the tangible personal property and is not relying on any representation or warranty, express or implied by law, by D.A. Stuart, provided, however, D.A. Stuart represents, warrants, and covenants to Voyager or Voyager's nominee that D.A. Stuart has not previously sold, assigned, conveyed or encumbered title to any such property and any such property is being transferred free and clear of any liens, claims, or encumbrances created by or on behalf of D. A. Stuart.

D. The parties agree to execute such further documents and instruments as any party hereto may reasonably request in order to implement this Termination Agreement. In addition, the parties shall refund any prepaid rent or other prepaid items as to the Deacon Property, promptly after the Deacon Property closing. This Agreement may be executed in one or more counterparts each, when taken together, shall constitute one and the same Agreement. Facsimile signatures and emailed signatures shall constitute originals for purposes of execution and delivery of this Agreement.

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                                   D.A. STUART COMPANY, A DELAWARE CORPORATION

                                   BY: /s/ Charles Santangelo
                                       -----------------------------------------
                                       Charles Santangelo, President

                                   DATE: March 25, 2008

                                   VOYAGER PETROLEUM, INC., A NEVADA CORPORATION

                                   BY: /s/ Sebastien C/ DuFort
                                       -----------------------------------------
                                       Sebastien DuFort, President

                                    DATE: April 4, 2008



                                    DEACON ENTERPRISES, INC., A MICHIGAN
                                        CORPORATION

                                    BY: /s/ Verlin Eppert
                                       -----------------------------------------
                                       Verlin Eppert, President

                                    DATE: April 4, 2008